UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 21, 2022

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41277	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The relevant information in Item 5.02 on this Current Report on Form 8-K, regarding the Stock Option (as defined below) is incorporated herein by reference. The shares of common stock underlying the Stock Option were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Board of Directors (the “Board”) of Modular Medical, Inc. (the “Company”) appointed Kevin Schmid as Chief Operating Officer of the Company.

Mr. Schmid, age 63, has over 19 years of experience in medical device senior management and high-volume global manufacturing operations. He has been a consultant to the Company since March 2022. Mr. Schmid has served as a member of the board of directors of Eitan Medical, an Israel based provider of connected infusion and wearable drug delivery solutions, since 2018. From 2018 through June 2021, he served as the Chief Executive Officer and a board member of Common Sensing, Inc., a disposable injector pen dose monitoring and reporting technology company. From 2016 to 2017, Mr. Schmid was Vice President of Drug Delivery Systems for the Stevanato Group, a provider of innovative packaging and drug delivery solutions for the pharmaceutical industry. From 2003 to 2015, Mr. Schmid was Vice President of Manufacturing, Operations, and Drug Delivery Systems for Insulet Corporation. He has a BSME degree from Clarkson University and an MBA from Sacred Heart University.

Mr. Schmid does not have a family relationship with any of the current officers or directors of the Company. There are no related party transactions with regard to Mr. Schmid reportable under Item 404(a) of Regulation S-K.

Pursuant to an offer letter with the Company (the “Agreement”), Mr. Schmid shall receive an annual salary of $250,000 (the “Base Salary”). Additionally, he shall be eligible for an annual discretionary target incentive bonus of up to 50% of his Base Salary. Mr. Schmid will be granted a stock option to purchase 175,000 shares of the Company’s common stock (the “Stock Option”). The Stock Option shall vest over a three-year period with one-third of the shares subject to the Stock Option vesting on the one-year anniversary of the grant date and the remaining shares vesting monthly thereafter, subject to Mr. Schmid’s continuous service with the Company. In the event of termination of his employment by the Company other than for cause or good reason (as defined in the Agreement), Mr. Schmid will receive an amount equal to six months of his then-current Base Salary as a severance payment.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 8.01.	Other Events.

On July 26, 2022, the Company issued a press release announcing the Appointment. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Offer Letter dated July 13, 2022 by and between Modular Medical, Inc. and Kevin Schmid

99.1	Press Release dated July 26, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: July 26, 2022	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer